As filed with the Securities and Exchange Commission on November 2, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Royal Gold, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-0835164 (I.R.S. Employer Identification Number)

1144 15th Street, Suite 2500

Denver, Colorado 80202

(303) 573-1660

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Laura Gill

Vice President, Corporate Secretary and Chief Compliance Officer

Royal Gold, Inc.

1144 15th Street, Suite 2500

Denver, Colorado 80202

(303) 573-1660

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Paul Hilton
 Hogan Lovells US LLP
1601 Wewatta Street, Suite 900
Denver, Colorado 80202
(303) 899-7300

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Warrants

Depositary Shares

Purchase Contracts

Units

Royal Gold, Inc. may offer and sell debt securities, preferred stock, common stock, warrants, depositary shares or purchase contracts, as well as units that include any of these securities, from time to time in one or more offerings. These securities may, if applicable, be convertible into, or exercisable or exchangeable for, other securities described in this prospectus. This prospectus provides you with a general description of the securities. In addition, selling securityholders to be named in a prospectus supplement may offer and sell our securities from time to time.

Each time we or a selling securityholder sells securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

The securities may be offered directly by us or by selling securityholders, through agents designated from time to time by us or to or through underwriters or dealers, on an immediate, continuous or delayed basis. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Royal Gold’s common stock is traded on The Nasdaq Global Select Market under the symbol “RGLD.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 2 of this prospectus and the risks and uncertainties described in the documents Royal Gold files with the Securities and Exchange Commission that are incorporated in this prospectus by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated November 2, 2023.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing an automatic “shelf” registration process. Under this shelf registration process, we or selling securityholders may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and any selling securityholder may offer. Each time we or a selling securityholder sells securities, we will provide a prospectus supplement containing specific information about the terms of that offering and the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read both this prospectus and any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

This prospectus contains summaries of certain provisions contained in some of the contracts, agreements or other documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section entitled “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. The information in this prospectus, any prospectus supplement, any free writing prospectus and any document incorporated by reference is only accurate as of the date of the respective documents in which the information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless we otherwise indicate or unless the context requires, all references in this prospectus to:

•	“Royal Gold,” the “Company,” “we,” “us” and “our” refer to Royal Gold, Inc., and where appropriate, its subsidiaries;

•	“common stock” means our common stock, par value $0.01 per share; and

•	“securities” means the debt securities, preferred stock, common stock, warrants, depositary shares, purchase contracts and units described in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 relating to the securities that may be offered by this prospectus. This prospectus is part of the registration statement and does not contain all the information contained in the registration statement and the exhibits to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits to the registration statement.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. You may also find our SEC filings under the heading “Investors” on our website at www.royalgold.com. The information on our website is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and those documents that are filed after the date of this prospectus and prior to the sale of securities to you pursuant to this prospectus will be considered a part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information and the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any portions of the respective filings that were furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, prior to the termination or completion of the offerings under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed on February 16, 2023, including portions of our Proxy Statement for the 2023 annual meeting of stockholders, filed on April 10, 2023, to the extent specifically incorporated by reference therein;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, filed on May 4, 2023, August 3, 2023, and November 2, 2023, respectively;

•	our Current Reports on Form 8-K filed on February 16, 2023, March 8, 2023, April 17, 2023, May 26, 2023, June 30, 2023, August 28, 2023, and September 18, 2023; and

•	the description of our common stock contained in our Current Report on Form 8-K filed on April 30, 2015, as updated by the description of our common stock filed as Exhibit 4.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, filed on November 7, 2019, and any amendments or reports filed for the purpose of updating such description.

We will provide a copy of the documents we incorporate herein by reference, at no cost, to any person who receives this prospectus, including any beneficial owner. You may request a copy of any or all of these documents by writing or telephoning us at:

Royal Gold, Inc.

1144 15th Street, Suite 2500

Denver, CO 80202

Attn: Investor Relations

Telephone: (303) 573-1660

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated herein by reference contain or will contain certain references to future expectations and other forward-looking statements and information relating to us or to properties operated by others that are based on our beliefs and assumptions or those of management of the companies that operate properties on which we have stream and royalty interests, as well as information currently available to us. Such forward-looking statements include, among others, statements regarding future events and our future business, financial condition and results of operations, and projected production and reserves of the operators of properties where we hold stream and royalty interests. Additional written or oral forward-looking statements may be made by us from time to time in filings with the SEC or otherwise. Words such as “may,” “could,” “should,” “would,” “believe,” “estimate,” “expect,” “anticipate,” “plan,” “forecast,” “potential,” “intend,” “continue,” “project” and variations of these words, comparable words and similar expressions generally indicate forward-looking statements, which speak only as of the date the statement is made. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements inherently involve risks and uncertainties, some of which cannot be predicted or quantified. Do not unduly rely on forward-looking statements.

Future events and actual results could differ materially from those set forth in, contemplated by or underlying these forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, among others:

•	a lower-price environment for gold, silver, copper, or other metals;

•	operating activities or financial performance of properties on which we hold stream or royalty interests, including inaccuracies in operators’ disclosures, variations between actual and forecasted performance, operators’ ability to complete projects on schedule and as planned, operators’ changes to mine plans and mineral reserves and mineral resources (including updated mineral reserve and mineral resource information), liquidity needs, mining and environmental hazards and risks (including from climate change), labor disputes, distribution and supply chain disruptions, permitting and licensing issues, or operational disruptions;

•	contractual issues involving our stream or royalty agreements;

•	the timing of deliveries of metals from operators;

•	risks associated with doing business in foreign countries;

•	increased competition for stream and royalty interests;

•	potential cyber-attacks, including ransomware;

•	our ability to identify, finance, and complete acquisitions;

•	adverse economic and market conditions;

•	impact of health epidemics and pandemics;

•	changes in laws or regulations governing us, operators or operating properties; and

•	changes in management and key employees;

as well as other factors described elsewhere in this prospectus, any prospectus supplement, our most recent Annual Report on Form 10-K and in the other filings we make with the SEC. Most of these factors are beyond our ability to predict or control. Forward-looking statements speak only as of the date on which they are made. We disclaim any obligation to update any forward-looking statements made herein, except as required by law.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

The Company

Royal Gold, Inc. acquires and manages precious metal streams, royalties and similar interests. We seek to acquire existing stream and royalty interests or to finance projects that are in production or in the development stage in exchange for stream or royalty interests.

We manage our business under two segments:

•	Acquisition and Management of Stream Interests — A metal stream is a purchase agreement that provides, in exchange for an upfront deposit payment, the right to purchase all or a portion of one or more metals produced from a mine, at a price determined for the life of the transaction by the purchase agreement.

•	Acquisition and Management of Royalty Interests — Royalties are non-operating interests in mining projects that provide the right to a percentage of revenue or metals produced from the project after deducting specified costs, if any.

We do not conduct mining operations on the properties in which we hold stream and royalty interests, and we generally are not required to contribute to capital costs, exploration costs, environmental costs or other operating costs on those properties.

We are continually reviewing opportunities to grow our portfolio, whether through the creation or acquisition of new or existing stream or royalty interests or other acquisition activity. We generally have acquisition opportunities in various stages of review. Our review process may include, for example, engaging consultants and advisors to analyze an opportunity; analysis of technical, financial, legal, environmental, social, governance and other confidential information regarding an opportunity; submission of indications of interest and term sheets; participation in preliminary discussions and negotiations; and involvement as a bidder in competitive processes.

Our financial results are primarily tied to the price of gold, silver, copper and other metals. Metal prices have fluctuated widely in recent years, and we expect this volatility to continue. The marketability and the price of metals are influenced by numerous factors beyond our control, and significant changes in metal prices can have a material effect on our revenue.

We were incorporated under the laws of the State of Delaware on January 5, 1981. Our principal executive offices are located at 1144 15th Street, Suite 2500, Denver, Colorado 80202. Our telephone number is (303) 573-1660. We maintain a website at www.royalgold.com. Information presented or accessed through our website is not incorporated into, or made a part of, this prospectus.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference to our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or a part of your investment in the offered securities. See “Where You Can Find More Information” included elsewhere in this prospectus. In addition, please see “Special Note About Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities offered from time to time using this prospectus will be used for our general corporate purposes, which may include repayment or refinancing of debt, acquisitions or working capital. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid. Pending any specific application, we may initially invest funds in cash and equivalents or apply them to the reduction of short-term indebtedness.

We will not receive proceeds from sales by selling securityholders except as otherwise specified in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities, in one or more series. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture, which we refer to as the “base indenture.” As used in this prospectus, “debt securities” means our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness that we issue and a trustee authenticates and delivers under the base indenture. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered.

Debt securities will be issued under the base indenture in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by our board of directors or a duly authorized committee thereof. The base indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, or the amount of any series that may be issued. In this prospectus, we refer to the base indenture together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities as the “indenture.” The indenture will be subject to, and governed by, the Trust Indenture Act of 1939.

The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the base indenture and the supplemental indenture or board resolution (including the form of debt security) relating to the applicable series of debt securities, the form of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated herein by reference.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize, and they may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of the series of debt securities;

•	the maximum aggregate principal amount, if any, established for the debt securities, provided, however, that such amount may from time to time be increased by a resolution of the board of directors;

•	the price or prices at which the debt securities will be sold;

•	the person to whom any interest on a debt security will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities will be payable or the method used to determine or extend those dates;

•	the rate or rates at which any debt securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•	the place or places where the principal of and any premium and interest on any debt securities will be payable, the place or places where the debt securities may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities may be made and the manner in which any payment may be made;

•	the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities may be redeemed, in whole or in part, at our option and, if other than by a resolution of the board of directors, the manner in which any election by us to redeem the debt securities will be evidenced;

•	our obligation or right, if any, to redeem or purchase any debt securities pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•	if the amount of principal of or premium, if any, or interest on any debt securities may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•	if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•	if the principal of or premium, if any, or interest on any debt securities is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•	if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•	if other than the entire principal amount thereof, the portion of the principal amount of any debt securities which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•	if the principal amount payable at the stated maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	if other than by a resolution of the board of directors, the manner in which any election by us to defease any debt securities pursuant to the indenture will be evidenced; whether any debt securities other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities, in whole or any specified part, will not be defeasible pursuant to the indenture;

•	if applicable, that any debt securities shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•	any addition to, deletion from or change in the events of default applicable to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities;

•	the terms of any right to convert or exchange the debt securities into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities to permit or facilitate such conversion or exchange;

•	whether the debt securities will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•	whether the debt securities will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

The terms of the indenture prevent us from consolidating or merging with or into, or conveying, transferring or leasing all or substantially all of our assets to, any person, unless (i) we are the continuing entity or the successor corporation or person to which our assets are conveyed, transferred or leased is a corporation, limited liability company or other entity organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture and (ii) immediately after completing such a transaction, no default or event of default under the indenture has occurred and is continuing. If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

(1)	default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2)	default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4)	we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

•	and the order or decree remains unstayed and in effect for 90 consecutive days; or

(6)	any other event of default provided with respect to debt securities of such series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2)	the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity reasonably satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of an independent public accountant or financial advisor, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. In the case of legal defeasance, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•	reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed (it being understood that a change to any notice requirement with respect to such date shall not be deemed to be a change of such date);

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•	make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•	to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Consolidation, Merger or Sale”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination shall (i) not apply to any debt security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision and not modify the rights of the holder of any such debt security with respect to such provision, or (ii) become effective only when there are no outstanding debt securities described in clause (i);

•	become effective only when there is no outstanding debt security of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision and as to which such supplemental indenture would apply;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any outstanding series in any material respect;

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indenture; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents, if any, to the description of such debt securities contained in the prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series to the extent that such description was intended to be a substantially verbatim recitation of a provision in the indenture, such debt securities or any related security documents; and

•	to add to, change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Registered Global Securities and Book Entry System

The debt securities may be issued in whole or in part in book-entry form and may be represented by one or more fully registered global securities. We will deposit any registered global securities with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities to be issued and represented by such registered global security or securities. This means that we will not issue certificates to each holder.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for the registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of beneficial interest in the registered global security will be shown on, and the transfer of the ownership interest will be effected only through, records maintained by the depositary for the registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. Neither we nor the trustee, or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The trustee may engage in other transactions with us. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Stockholders, Officers or Directors

The indenture provides that no past, present or future incorporator, stockholder, officer or director of our, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock, together with the additional information in any applicable prospectus supplement, summarizes the material terms and provisions of our capital stock and various provisions of our restated certificate of incorporation, as amended (the “certificate of incorporation”), and amended and restated bylaws, as amended (the “bylaws”). For additional information about the terms of our capital stock, please refer to our certificate of incorporation and bylaws that are incorporated by reference into the registration statement of which this prospectus is a part. The terms of these securities may also be affected by the general corporation law of the state of Delaware. The summary below is not intended to be complete and is qualified by reference to the provisions of applicable law and our certificate of incorporation and bylaws.

Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share and 10,000,000 shares of preferred stock, par value $0.01 per share. As of October 26, 2023, there were 65,692,012 issued and outstanding shares of common stock and no shares of preferred stock issued or outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have any cumulative voting rights. Holders of common stock are entitled to receive ratably such dividends, if any, when, as and if declared by the board of directors, out of funds legally available therefor, subject to any preferential dividend rights of any outstanding preferred stock.

Upon the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to receive ratably the net assets of the Company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are, and the shares offered by us by any prospectus supplement accompanying this prospectus will be, when issued and paid for, fully paid and non-assessable.

Preferred Stock

Our preferred stock may be issued from time to time in one or more series, without stockholder approval. Subject to limitations prescribed by law, the board of directors is authorized to determine the voting powers (if any), designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, for each series of preferred stock that may be issued, and to fix the number of shares of each such series. Thus, the board of directors, without stockholder approval, could authorize the issuance of preferred stock with voting, conversion and other rights that could adversely affect the voting power and other rights of holders of common stock or other series of preferred stock or that could have the effect of delaying, deferring or preventing a change in control of the Company.

Preferred stock will be issued under a certificate of designations relating to each series of preferred stock, subject to our certificate of incorporation. When a particular series of preferred stock is offered, the prospectus supplement will describe the specific terms of the securities, which may include:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the dividend and liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

•	whether the preferred stock will have preemptive rights;

•	the procedures for auction and remarketing, if any, of the preferred stock;

•	the sinking fund provisions, if applicable, for the preferred stock;

•	the redemption provisions, if applicable, for the preferred stock;

•	whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•	whether the preferred stock will have voting rights and the terms of the voting rights, if any;

•	whether the preferred stock will be listed on any securities exchange;

•	the transfer agent for the preferred stock;

•	whether the preferred stock will be issued with any other securities and, if so, the amount and terms of such securities; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Anti-Takeover Provisions

Effect of Delaware Anti-takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares of voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation, or who beneficially owns 15% or more of the outstanding voting stock of the corporation at any time within a three year period immediately prior to the date of determining whether such person is an interested stockholder, and any entity or person affiliated with, controlling, or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws Provisions

Our certificate of incorporation and bylaws include provisions that may have the effect of discouraging, delaying or preventing a change in control or an unsolicited acquisition proposal that a stockholder might consider favorable, including a proposal that might result in the payment of a premium over the market price for the shares held by stockholders. These provisions are summarized in the following paragraphs.

Classified Board of Directors.  Our certificate of incorporation provides for our board of directors to be divided into three classes of directors serving staggered three-year terms. The classification of the board of directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of the members of the board of directors.

Authorized but Unissued or Undesignated Capital Stock.  Our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. The authorized but unissued (and in the case of preferred stock, undesignated) stock may be issued by the board of directors in one or more transactions. In this regard, our certificate of incorporation grants the board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to the board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The board of directors does not currently intend to seek stockholder approval prior to any issuance of preferred stock, unless otherwise required by law.

Special Meetings of Stockholders.  Our bylaws provide that special meetings of our stockholders may be called only by our chairman of the board of directors, chief executive officer, president or board of directors. Stockholders do not have the right to call special meetings or to bring business before special meetings.

Stockholder Action by Written Consent.  Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting and without prior notice if a written consent is signed by the holders of the minimum number of votes necessary to authorize the action at a meeting at which all shares entitled to vote were present and voted. Our bylaws provide the same standard for written consent and require a stockholder seeking to take action by written consent to give written notice to our secretary requesting that the board of directors fix a record date and include in such notice certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to take by written consent, (iii) the stockholder giving notice and the beneficial owner, if any, or any affiliate or associate thereof, on whose behalf the nomination or proposal is made (collectively, the “Proposing Stockholder”), (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, (v) whether the Proposing Stockholder is a holder of record of stock and entitled to vote, and (vi) whether the Proposing Stockholder is or intends to be part of a group that intends to solicit consents from stockholders.

Notice Procedures.  Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors and amendments to our certificate of incorporation or bylaws. These procedures provide that, as to matters not sought to be included in the Company’s proxy statement, the stockholder must give timely notice of such stockholder proposals in writing to our secretary prior to the meeting and update or supplement such notice, as required by our bylaws. All stockholder proposals must also otherwise be a proper matter for stockholder action pursuant to our certificate of incorporation, our bylaws and applicable law. Generally, to be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 60 nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting (provided, however, that if the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, notice by the stockholder must be so delivered, or mailed and received, not less than 60 nor more than 120 calendar days before such annual meeting, or not more than 10 calendar days following the day on which public announcement of the date of such meeting is first made by the Company), or (b) in the case of a special meeting, not more than 120 calendar days before such special meeting nor less than the later of (i) 60 calendar days prior to such meeting or (ii) if a public announcement is first made of the date of the special meeting less than 100 calendar days prior to such meeting, 10 calendar days following such public announcement. Stockholders are not permitted to make proposals to be brought before any special meeting of our stockholders other than the nomination of candidates for election as directors where the stated purpose for such special meeting includes the election of directors.

Any such notice must include certain specified information and representations regarding (i) each person whom the stockholder proposes to nominate for election or re-election as a director, (ii) any other business the stockholder proposes to bring before the meeting, (iii) the Proposing Stockholder, (iv) any agreements, arrangements and understandings between the Proposing Stockholder and any other person in connection with the proposal of such business or nominations by the stockholder, (v) whether the Proposing Stockholder is a holder of record of stock and entitled to vote, (vi) with respect to director nominations, whether the Proposing Stockholder is or intends to be part of a group that intends (a) to solicit proxies or votes in support of such director nominees or nomination other than the Company’s director nominees in accordance with Rule 14a-19 promulgated under the Exchange Act and (b) to deliver a proxy statement and/or form of proxy to holders of at least 67% of the Company’s outstanding capital stock required to approve or adopt the proposal, (vii) with respect to other proposals, whether the Proposing Stockholder is or intends to be part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, and (viii) other stockholders (including beneficial and record owners) known by the Proposing Stockholder, or any affiliate or associate thereof, to support the nomination or other business proposal, and to the extent known, the class and number of all shares of the Company’s capital stock owned beneficially or of record by such other stockholders. As to matters sought to be included in the Company’s proxy statement, stockholders must comply with Rule 14a-8 under the Exchange Act.

Limitation of Director and Officer Liability

As permitted by provisions of the Delaware General Corporation Law, our certificate of incorporation provides that no director or officer of the Company shall be liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such an exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

This provision does not exculpate directors or officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. Also, in the case of directors, this provision does not apply in the case of claims arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law), and in the case of officers, this provision does not apply in the case of claims brought by or in the right of the Company, such as derivative claims. In addition, this provision does not limit our rights or the rights of our stockholders, in appropriate circumstances, to seek equitable remedies such as injunctive or other forms of non-monetary relief. Such remedies may not be effective in all cases.

Indemnification Arrangements

Our bylaws provide that the Company shall indemnify our directors and officers to the full extent permitted by Delaware law. Under such provisions any director or officer, who, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the board of directors determines such director or officer acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of the Company. Our bylaws and the Delaware General Corporation Law further provide that such indemnification is not exclusive of any other rights to which such individuals may be entitled under the bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

We have entered into indemnification agreements with all of our current directors and officers to assure them that they will be indemnified to the extent permitted by our bylaws and the Delaware General Corporation Law. The indemnification agreements provide our directors and officers indemnification against, among other things, any and all expenses, judgments, fines, penalties and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse Royal Gold for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification, if such advanced amounts were in excess of amounts actually paid or incurred by such director or officer or if such director or officer receives from insurance or other compensation or reimbursement payments from any insurer or third party in respect of the same subject matter. The indemnification agreements also provide certain methods and presumptions for determining whether the director or officer is entitled to indemnification, among other matters, as set forth in such agreement. However, we are not required to indemnify a person on account of any action, claim or proceeding (other than as specifically provided in our bylaws) initiated by such person against the Company unless such action, claim or proceeding (i) relates to such person’s right to indemnification under any indemnification agreement entered into by such person and the Company, (ii) was authorized in the specific case by action of the board of directors, or (iii) as otherwise required under the Delaware General Corporation Law.

Our bylaws also provide that the Company may, to the extent authorized by the board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those conferred to directors and officers, as described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Royal Gold pursuant to our certificate of incorporation, our bylaws or any indemnification agreement, Royal Gold has been informed that in the opinion of the SEC such indemnification is against public policy as expressed under the Securities Act and is therefore unenforceable.

Transfer Agent

The transfer agent for our common stock is Computershare Trust Company, Providence, Rhode Island.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock or common stock. Warrants may be issued independently or together with any equity or debt securities and may be attached to or separate from such equity or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Royal Gold and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement, which may include:

•	the title of the warrants;

•	the aggregate principal amount of the warrants and the issue price of the warrants;

•	the number of securities for, and the price at, which the warrants are exercisable and the period during which the warrants may be exercised;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	in the case of warrants to purchase preferred stock, the designation, number of shares, stated value and terms, such as liquidation, dividend, conversion and voting rights, of the series of preferred stock purchasable upon exercise of the warrants, and the price at which such number of shares of preferred stock of such series may be purchased upon such exercise;

•	in the case of warrants to purchase debt securities, the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of the warrants and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	any provision adjusting the securities that may be purchased on exercise of the warrants, and the exercise price of the warrants, to prevent dilution or otherwise; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may, at our option, elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of preferred stock.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. The material terms of the deposit agreement, the depositary shares and the depositary receipts will be described in a prospectus supplement relating to the depositary shares. You should also refer to the forms of the deposit agreement and depositary receipts that will be filed with the SEC in connection with the offering of the specific depositary shares.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of, among other things, any of our other securities described in this prospectus. Unless otherwise provided in the applicable prospectus supplement, each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, the securities specified in the applicable prospectus supplement at a specified price or prices, which may be based on a formula, all as set forth in the applicable prospectus supplement. Additional information regarding any purchase contracts we may offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any of our other securities described in this prospectus. Additional information regarding any units we may offer will be set forth in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

Selling securityholders may use this prospectus in connection with the resale of securities from time to time. The applicable prospectus supplement will identify the selling securityholders, the terms of the securities and other information regarding the transaction, such as the price of the securities, the names of any underwriter or broker-dealer, if used, and the commissions paid or discounts or concessions allowed to such underwriter or broker-dealer, where applicable. The selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from their sale of securities. We will not receive any proceeds from sales by selling securityholders except as otherwise specified in an applicable prospectus supplement. We may pay all expenses incurred with respect to the registration of the shares of common stock owned by the selling securityholders, other than underwriting fees, discounts or commissions which will be borne by the selling securityholders.

PLAN OF DISTRIBUTION

The Company or the selling securityholders, if any, may offer and sell securities offered by means of this prospectus in and outside the United States in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	directly to one or more purchasers, including through a specific bidding, auction or other process;

•	through agents;

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	a combination of any of the above methods of sale; and

•	through any other method permitted pursuant to applicable law and described in a prospectus supplement.

The prospectus supplement relating to the offered securities will set forth the terms of the offering, which may include:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities;

•	any initial public offering price;

•	the net proceeds to us;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts, concessions or other items allowed or reallowed or paid to dealers or agents;

•	any commissions paid to agents; and

•	any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The Company or the selling securityholders may directly solicit offers to purchase our securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The Company or the selling securityholders will describe the terms of direct sales in the prospectus supplement.

Agents designated by the Company or the selling securityholders may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by us or the selling securityholders to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities so offered and sold.

If the Company or the selling securityholders utilizes an underwriter in the sale of the securities offered by this prospectus, the Company or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time of sale. We will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with a sale of securities offered by means of this prospectus, underwriters may be deemed to have received compensation from the Company or the selling securityholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities offered by means of this prospectus to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any underwriting compensation paid by the Company or the selling securityholders to underwriters or agents in connection with the offering of securities offered by means of this prospectus, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the offered securities may be deemed to be underwriters, and any discounts or commissions received by them and any profit realized by them upon the resale of the offered securities may be deemed to be underwriting discounts and commissions, under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements that may be entered into with the Company or the selling securityholders, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to any contribution with respect to payments which they may be required to make in respect thereof and may engage in transactions with, or perform services for, us in the ordinary course of business.

If the Company or the selling securityholders use delayed delivery contracts, the Company or the selling securityholders will, directly or through agents, underwriters or dealers, disclose that they are using them in the prospectus supplement and state when they will demand payment and delivery of the securities under the delayed delivery contracts. The Company or the selling securityholders may further agree to adjustments before a public offering to the underwriters’ purchase price for the securities based on changes in the market value of the securities. The prospectus supplement relating to any such public offering will contain information on the number of securities to be sold, the manner of sale or other distribution, and other material facts relating to the public offering. These delayed delivery contracts will be subject only to the conditions that the Company or the selling securityholders set forth in the prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than the Company sold to them. In these circumstances, these persons would cover such over-allotments or short positions by exercising their over-allotment option, if any, or making purchases in the open market. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Other than the common stock, all securities offered by this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us or the selling securityholders for public offering and sale may make a market in such securities, but such underwriters may not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common stock which is currently listed and traded on The Nasdaq Global Select Market. Any common stock sold by this prospectus will be listed for trading on The Nasdaq Global Select Market subject to official notice of issuance. The Company cannot give you any assurance as to the liquidity of the trading markets for any securities.

Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Hogan Lovells US LLP, Denver, Colorado.

EXPERTS

The consolidated financial statements of Royal Gold, Inc. appearing in Royal Gold, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Royal Gold, Inc.’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distributions.

The estimated expenses to be borne by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are set forth below.

SEC registration fee	$	*
Printing expenses	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Trustee and depositary fees and expenses	$	**
Rating agency fees	$	**
Listing fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based upon the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Delaware General Corporation Law (the “Delaware Statute”), Royal Gold’s certificate of incorporation and the bylaws, and certain indemnification agreements between Royal Gold and its directors and officers. The description is intended only as a summary and is qualified in its entirety by reference to the Delaware Statute, Royal Gold’s certificate of incorporation and the bylaws, and the indemnification agreement, a form of which has been filed by Royal Gold with the SEC.

Delaware General Corporation Law

Under Section 145 of the Delaware Statute, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation’s request, in such capacities with another enterprise, against expenses (including attorneys’ fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Statute provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interest of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Statute does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The Delaware Statute provides that a corporation has the power to purchase and maintain insurance on behalf of any person described above, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the Delaware Statute.

Section 102 of the Delaware Statute allows a corporation to eliminate or limit the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, or obtained an improper personal benefit, or where a director authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law. In addition, Section 102 of the Delaware Statute does not permit a corporation to eliminate or limit the personal liability of an officer in any action by or in the right of the corporation.

Section 174 of the Delaware Statute provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Certificate of Incorporation and Bylaws

Royal Gold’s certificate of incorporation and the bylaws provide for mandatory indemnification or similar rights of directors and officers generally to the same extent as is authorized by the Delaware Statute. Under the bylaws, Royal Gold must advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is ultimately determined that he or she is not entitled to indemnification. To the extent authorized by the board of directors, Royal Gold may also similarly indemnify and advance expenses to employees and agents. The provisions of the certificate of incorporation and bylaws do not preclude Royal Gold from indemnifying other persons from similar or other expenses and liabilities as the board of directors or the stockholders may determine in a specific instance or by resolution of general application.

Indemnification Agreements and Insurance

Royal Gold has entered into indemnification agreements with its current officers and directors. The indemnification agreements provide such persons indemnification against, among other things, any and all expenses, judgments, fines, penalties, and amounts paid in settlement by the director or officer, provide for the advancement of expenses incurred by the director or officer in connection with any proceeding and obligate the director or officer to reimburse the registrant for all amounts so advanced if it is subsequently determined, as provided in the indemnification agreements, that the director or officer is not entitled to indemnification, if such advanced amounts were in excess of amounts actually paid or incurred by such director or officer or if such director or officer receives from insurance or other compensation or reimbursement payments from any insurer or third party in respect of the same subject matter. The indemnification agreements also provide certain methods and presumptions for determining whether the officer or director is entitled to indemnification, among other matters, as set forth in such agreement.

Royal Gold also maintains directors’ and officers’ liability insurance.

Item 16.	Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement

4.1	Restated Certificate of Incorporation, as amended through May 26, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 2, 2023)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1(a) to the Company’s Current Report on Form 8-K filed on March 8, 2023)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on May 3, 2018)

4.4*	Form of Preferred Stock Certificate

4.5*	Form of Certificate of Designation for Preferred Stock

4.6**	Form of Indenture

4.7*	Form of Warrant Certificate

4.8*	Form of Warrant Agreement

4.9*	Form of Depositary Receipt

4.10*	Form of Depositary Agreement

4.11*	Form of Purchase Contract Agreement

4.12*	Form of Unit Certificate

4.13*	Form of Unit Agreement

5.1**	Opinion of Hogan Lovells US LLP

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page)

25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of the Trustee under the Indenture

107**	Filing Fee Table

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

**	Filed herewith.

***	To be filed in accordance with the Trust Indenture Act of 1939, as amended.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on November 2, 2023.

ROYAL GOLD, INC.

By:	/s/ William Heissenbuttel
Name:	William Heissenbuttel
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Paul Libner and Laura Gill and either of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, to file the same with all exhibits thereto, and any and all instruments or documents in connection therewith, with the Securities and Exchange Commission, and to execute, deliver and file any other documents and instruments in the undersigned’s name or on the undersigned’s behalf which said attorneys-in-fact and agents, or either of them, may determine to be necessary or advisable to comply with the Securities Act and any rules or regulations promulgated thereunder, and any such attorney-in-fact may make such changes and additions to this registration statement or such other documents or instruments as such attorney-in-fact may deem necessary or appropriate, granting each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person and hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ William Heissenbuttel	Director, President and Chief Executive Officer	November 2, 2023
William Heissenbuttel	(Principal Executive Officer)

/s/ Paul Libner	Chief Financial Officer and Treasurer	November 2, 2023
Paul Libner	(Principal Financial and Accounting Officer)

/s/ William Hayes	Chair	November 2, 2023
William Hayes

/s/ Fabiana Chubbs	Director	November 2, 2023
Fabiana Chubbs

/s/ C. Kevin McArthur	Director	November 2, 2023
C. Kevin McArthur

/s/ Jamie Sokalsky	Director	November 2, 2023
Jamie Sokalsky

/s/ Ronald Vance	Director	November 2, 2023
Ronald Vance

/s/ Sybil Veenman	Director	November 2, 2023
Sybil Veenman